EXHIBIT 99.3

OFFER TO EXCHANGE

EACH OUTSTANDING SHARE

OF

COMSYS IT PARTNERS, INC. COMMON STOCK FOR

$17.65 IN CASH OR $17.65 IN FAIR MARKET VALUE OF MANPOWER INC. COMMON STOCK

SUBJECT TO PRORATION AND SUBJECT TO MANPOWER INC.’S RIGHT TO ELECT TO

PAY $17.65 IN CASH FOR ALL SHARES TENDERED

PURSUANT TO THE EXCHANGE OFFER

DESCRIBED IN THE PROSPECTUS, DATED MARCH 4, 2010

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK TIME, ON THE EVENING OF APRIL 2, 2010,

UNLESS THE EXCHANGE OFFER IS EXTENDED.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

This letter relates to the offer by Taurus Merger Sub, Inc., (“Purchaser”), a Delaware corporation and a wholly owned subsidiary of Manpower Inc., a Wisconsin corporation (“Manpower”), to acquire all of the outstanding shares of common stock of COMSYS IT Partners, Inc., par value $0.01 per share (“COMSYS Common Stock”), by means of an exchange offer (the “Exchange Offer”) and a subsequent merger of Purchaser into COMSYS IT Partners, Inc., a Delaware corporation (“COMSYS”). The Exchange Offer is being made in connection with an agreement and plan of merger, dated as of February 1, 2010, by and among Manpower, Purchaser and COMSYS. Pursuant to the terms of the Exchange Offer described in the Prospectus, dated March 4, 2010 (as the same may, from time to time, be amended, supplemented or finalized, the “Prospectus”), and in the related Letter of Election and Transmittal enclosed herewith, each share of COMSYS Common Stock validly tendered and not properly withdrawn shall be exchanged at the election of the holder for either:

•	$17.65 in cash, without interest, or

•

a fraction of a share or number of shares (the “Exchange Rate”) of Manpower common stock, par value $0.01 per share (“Manpower Common Stock”), equal to $17.65 divided by the average trading price of Manpower Common Stock on the New York Stock Exchange for the ten trading days ending on and including the second trading day preceding the expiration date of the Exchange Offer, as it may be extended (the “Expiration Date”), subject to the terms and conditions described in the Prospectus and the Letter of Election and Transmittal. Manpower may elect to pay only cash in the Exchange Offer for all shares of COMSYS Common Stock validly tendered and not withdrawn (the “All-Cash Election”). Manpower may make the All-Cash Election not later than two business days prior to the Expiration Date, by issuing a press release disclosing that the Exchange Offer is changing from an exchange offer to a cash tender offer. If Manpower makes the All-Cash Election, stockholders will be entitled to receive cash in the amount of $17.65 for each share of COMSYS Common Stock validly tendered and not withdrawn.

The aggregate amount of cash and number of shares of Manpower Common Stock that a stockholder may receive in the Exchange Offer are subject to the following limits:

•

the amount of cash payable in the Exchange Offer is $17.65 multiplied by 50 percent of the aggregate number of shares of COMSYS Common Stock tendered in the Exchange Offer. Thus, unless there is an All-Cash Election, 50 percent of the shares of COMSYS Common Stock tendered in the Exchange Offer will be exchanged for cash; and

•

the number of shares of Manpower Common Stock issuable in the Exchange Offer is the Exchange Rate multiplied by 50 percent of the aggregate number of shares of COMSYS Common Stock tendered in the Exchange Offer. Thus, unless there is an All-Cash Election, 50 percent of the shares of COMSYS Common Stock tendered in the Exchange Offer will be exchanged for shares of Manpower Common

Stock. In no event will the number of shares of Manpower Common Stock to be issued in the Exchange Offer and the Merger exceed 19.9 percent of shares of Manpower Common Stock outstanding on the date on which shares of COMSYS Common Stock are first accepted for payment under the Exchange Offer.

Therefore, elections will be subject to proration if tendering holders of shares of COMSYS Common Stock, in the aggregate, elect to receive more than the maximum amount of consideration to be paid as cash or shares of Manpower Common Stock.

Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold shares of COMSYS Common Stock registered in your name or in the name of your nominee.

The Exchange Offer is subject to several conditions described in the Prospectus, which you should review in detail. For your information and for forwarding to your clients for whom you hold shares of COMSYS Common Stock registered in your name or in the name of your nominee, we are enclosing the following documents:

1.	The Prospectus dated March 4, 2010.

2.	The Letter of Election and Transmittal for your use in accepting the Exchange Offer and tendering shares of COMSYS Common Stock and for the information of your clients. Facsimile copies of the Letter of Election and Transmittal with manual signatures may be used to tender shares of COMSYS Common Stock.

3.	The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates evidencing shares of COMSYS Common Stock are not immediately available or if such certificates and all other required documents cannot be delivered to BNY Mellon Shareowner Services (the “Exchange Agent”) on or prior to the expiration date (as defined in the Letter of Election and Transmittal) or if the procedures for book-entry transfer cannot be completed by the expiration date.

4.	A printed form of letter which may be sent to your clients for whose accounts you hold shares of COMSYS Common Stock registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

5.	Guidelines for certification of Taxpayer Identification Number on Substitute Form W-9. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 28% of any cash payable to such stockholder or other payee pursuant to the Exchange Offer.

6.	A copy of COMSYS’s Solicitation/Recommendation Statement on Schedule 14D-9, including the cover letter from COMSYS to its stockholders.

7.	A return envelope addressed to the Exchange Agent for your use only.

Upon the terms and subject to the conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will accept for exchange shares of COMSYS Common Stock which are validly tendered prior to the expiration date and not theretofore withdrawn when and if Purchaser gives oral or written notice to the Exchange Agent of Purchaser’s acceptance of such shares of COMSYS Common Stock for exchange pursuant to the Exchange Offer. Issuance of shares of Manpower Common Stock and payment of cash payable pursuant to the Exchange Offer, as applicable, will in all cases be made only after timely receipt by the Exchange Agent of (i) certificates for such shares of COMSYS Common Stock, or timely confirmation of a book-entry transfer of such shares of COMSYS Common Stock into the Exchange Agent’s account at the Depository Trust Company, pursuant to the procedures described in the section of the Prospectus entitled “The Transaction—Procedure for Tendering,” (ii) a properly completed and duly executed Letter of Election and Transmittal (or a properly completed and manually signed facsimile thereof) or an Agent’s Message (as defined in the Prospectus) in connection with a book-entry transfer and (iii) all other documents required by the Letter of Election and Transmittal.

Neither Manpower nor Purchaser nor any officer, director, shareholder, agent or other representative of Manpower or Purchaser will pay any fees or commissions to any broker or dealer or other person (other than Georgeson Inc. (the “Information Agent”); and the Exchange Agent) with respect to soliciting tenders of shares of COMSYS Common Stock pursuant to the Exchange Offer. Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling costs incurred by them in forwarding the enclosed materials to their customers.

We urge you to contact your clients as promptly as possible. Please note that the Exchange Offer and withdrawal rights expire at 12:00 midnight, New York time, on the evening of April 2, 2010, unless the Exchange Offer is extended. Any shares of COMSYS Common Stock tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date, including if Manpower makes the All-Cash Election, by strictly complying with the procedures described in the section of the Prospectus entitled “The Transaction—Withdrawal Rights” and the Letter of Election and Transmittal.

In order to take advantage of the Exchange Offer, a duly executed and properly completed Letter of Election and Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent’s Message in connection with a book-entry transfer of shares of COMSYS Common Stock, and any other required documents, should be sent to the Exchange Agent, and certificates representing the tendered shares of COMSYS Common Stock should be delivered or such shares of COMSYS Common Stock should be tendered by book-entry transfer, all in accordance with the Instructions described in the Letter of Election and Transmittal and in the Prospectus.

If holders of shares of COMSYS Common Stock wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration of the Exchange Offer, a tender may be effected by following the guaranteed delivery procedures specified in the section of the Prospectus entitled “The Transaction—Procedure for Tendering.”

Any inquiries you may have with respect to the Exchange Offer should be addressed to, and additional copies of the enclosed materials may be obtained from us, at the address and telephone number set forth on the back cover of the Prospectus.

Very truly yours,

Georgeson Inc.

Nothing contained herein or in the enclosed documents shall authorize you to be the agent of Manpower, Purchaser, the Information Agent, the Exchange Agent or any affiliate of any of the foregoing, or authorize you or any other person to use any document or make any statement on behalf of any of them in connection with the Exchange Offer other than the documents enclosed herewith and the statements contained therein.

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